FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Advisor Series I

Series Number	17
Fund	Fidelity Advisor High Income Fund
Trade Date	3/25/10
Settle Date	4/01/10
Security Name	JPM CHASE CAP 6.7% PFD
CUSIP	48125E207
Price	25.00
Transaction Value	$1,949,375.00
Class Size	60,000,000.00
% of Offering	0.13%
Underwriter Purchased From	J.P. Morgan Securities Inc.
Underwriting Members: (1)	J.P. Morgan Securities Inc.
Underwriting Members: (2)	Banc of America Securities LLC
Underwriting Members: (3)	Citigroup Global Markets Inc.
Underwriting Members: (4)	Morgan Stanley & Co. Inc
Underwriting Members: (5)	UBS Securities LLC
Underwriting Members: (6)	Wells Fargo Securities, LLC
Underwriting Members: (7)	Ameriprise Financial Services, Inc.
Underwriting Members: (8)	BNP Paribas Securities Corp.
Underwriting Members: (9)	Credit Suisse Securities (USA) LLC
Underwriting Members: (10)	Deutsche Bank Securities Inc.
Underwriting Members: (11)	Fidelity Capital Markets Services
Underwriting Members: (12)	HSBC Securities (USA) Inc.
Underwriting Members: (13)	KeyBanc Capital Markets Inc.
Underwriting Members: (14)	Morgan Keegan & Company, Inc.
Underwriting Members: (15)	Oppenheimer & Co. Inc.
Underwriting Members: (16)	Piper Jaffray & Co.
Underwriting Members: (17)	Raymond James & Associates, Inc.
Underwriting Members: (18)	RBC Capital Markets Corporation
Underwriting Members: (19)	Sanders Morris Harris Inc.
Underwriting Members: (20)	BB&T Capital Markets
Underwriting Members: (21)	B.C, Ziegler and Company
Underwriting Members: (22)	Blaylock Robert Van, LLC
Underwriting Members: (23)	Cabrera Capital Markets, LLC
Underwriting Members: (24)	CastleOak Securities, L.P.
Underwriting Members: (25)	C.L. King & Associates, Inc.
Underwriting Members: (26)	Crowell, Weedon & Co.
Underwriting Members: (27)	D.A. Davidson & Co.
Underwriting Members: (28)	Davenport & Company LLC
Underwriting Members: (29)	Doley Securities, LLC
Underwriting Members: (30)	Fifth Third Securities, Inc.
Underwriting Members: (31)	Guzman & Company
Underwriting Members: (32)	U .S Hilliard, W.L. Lyons, LLC
Underwriting Members: (33)	Jackson Securities LLC
Underwriting Members: (34)	Janney Montgomery Scott LLC
Underwriting Members: (35)	Keefe, Bruyette & Woods, Inc.
Underwriting Members: (36)	Mesirow Financial, Inc.
Underwriting Members: (37)	Muriel Siebet & Co., Inc.
Underwriting Members: (38)	Pershing LLC
Underwriting Members: (39)	Robert W. Bai rd & Co., Incorporated
Underwriting Members: (40)	Sandler O'Neill & Partners, L.P.
Underwriting Members: (41)	Southwest Securities, Inc.
Underwriting Members: (42)	Stifel, Nicolaus & Company Incorporated
Underwriting Members: (43)	The Williams Capital Group, L.P,